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                                                                    Exhibit 10.4

                               HEALTHPROJECTS, LLC
                           AMERICA SERVICE GROUP, INC.
                               SERVICES AGREEMENT

This Agreement is entered into by and between America Service Group, Inc. ("ASG"), and healthprojects, LLC ("healthprojects"), this 17th day of September, 2001 ("Effective Date").

In consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1: SERVICES; PAYMENT

1.1 Services

      a) ASG agrees to retain healthprojects to perform the tasks, projects and activities (the "Services") as directed by ASG management and until such time as ASG management and healthprojects agree is necessary.

      b) A standard list of healthprojects services is included and entitled Attachment A ("Description of Services and General Terms"). The specific terms and conditions associated with the engagement will be delineated in the applicable Attachment A.

      c) In no event shall healthprojects be required under this Agreement or any Attachment A to provide ASG with any proprietary or third-party software products, information products, or equipment. Any agreement regarding these items will be separate and independent of the terms and conditions herein.

1.2 Services for Others

healthprojects and its members shall be free to represent or perform services for other persons and companies during and after the term of this Agreement, including consulting or other services for companies whose businesses or proposed businesses are or might become competitive with the business of ASG and/or companies or persons with existing or potential business relationships with ASG.

1.3 Payment

      a) ASG shall pay healthprojects for the Services rendered under this Agreement and related expenses in accordance with the applicable Attachment A. In addition, ASG shall pay for additional services as mutually agreed in writing by the parties. Such related expenses shall include all travel, food, and lodging expenses incurred by healthprojects while performing the Services. Such expenses shall be presented to ASG monthly along with healthprojects' other charges and shall be paid as provided below.

      b) All payments are net 15 days, unless otherwise specified in the applicable Attachment A, with penalties for late payment assessed after 30 days as follows: 1.5% per month. In addition, ASG agrees to reimburse healthprojects for all reasonable costs of collections, including attorneys' fees.

      c) ASG shall be responsible for any and all applicable taxes. however designated, incurred as a result of or otherwise in connection with this Agreement or the Services. including but not limited to state and local privilege, excise, sales, and use taxes and any taxes or

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                                 HEALTHPROJECTS
                                  [LETTERHEAD]

                               HEALTHPROJECTS, LLC
                           AMERICA SERVICE GROUP, INC.
                               SERVICES AGREEMENT

            amounts in lieu thereof paid or payable by healthprojects, but excluding taxes based upon the net income of healthprojects.

1.4 Independent Contractor

In making and performing this Agreement, the parties act and shall act at all times as independent contractors, and at no time shall either party make any commitments or incur any charges or expenses in the name of the other party. healthprojects shall be responsible for all compensation, fees and taxes applicable to its employees and subcontractors. Nothing herein shall be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose. This Agreement does not create an employer-employee relationship between ASG and any of healthprojects' employees. healthprojects will retain sole and absolute discretion and judgment in the manner and means of carrying out healthprojects' activities and responsibilities hereunder.


1.5 No Assignment by healthprojects

This Agreement may not be assigned by healthprojects without the prior written consent of ASG, except in connection with the sale of all or substantially all of the assets of healthprojects or in connection with a corporate reorganization. healthprojects, however, shall have the right to use subcontractors to perform Services under this Agreement.

1.6 ASG Responsibilities

      a) ASG shall supply healthprojects personnel with suitable office space, desks, storage, and other normal office equipment support, including adequate computer resources, telephone service, postage, copying, typing, and general office supplies that may be necessary in connection with healthprojects' performance of the Services at ASG's site.

SECTION 2: CONFIDENTIALITY; INTELLECTUAL PROPERTY

2.1 Confidentiality

      a) The parties acknowledge that they may have previously executed a Confidentiality or Nondisclosure Agreement (the "Confidentiality Agreement") The provisions of any Confidentiality Agreement shall remain in force; provided, however that ASG acknowledges that it may be necessary for healthprojects to disclose certain information in contravention of any Confidentiality Agreement relating to ASG in order to satisfactorily perform its consulting services hereunder and more specifically to further the development of business relationships, strategic alliances and partnership arrangements with third parties for the benefit of ASG. Accordingly and notwithstanding any contrary term in any Confidentiality Agreement, healthprojects is hereby authorized to disclose all such information, which is reasonable and necessary in order to perform the Services. The foregoing authorization shall not, however, apply to information that ASG shall have identified as "Strictly Confidential - Not to be Disseminated to Third Parties," provided, however that advance written notice of such information shall be provided to healthprojects.

      b) ASG agrees that healthprojects may identify ASG as a client of healthprojects and use ASG's logo in connection therewith in healthprojects' marketing, public relations and


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                                 HEALTHPROJECTS
                                  [LETTERHEAD]

                               HEALTHPROJECTS, LLC
                           AMERICA SERVICE GROUP, INC.
                               SERVICES AGREEMENT

            promotional materials, including but not limited to press releases, press commentary, electronic and on-line materials. healthprojects agrees not to describe the services it provides for ASG in any such materials that identify ASG or use ASG's logo without first obtaining ASG's consent.


2.2 Intellectual Property

      a) Except with respect to materials and information provided to healthprojects by Customer that is confidential and/or proprietary to ASG under the terms of the Confidentiality Agreement, healthprojects shall own all intellectual property rights in all deliverable items developed by healthprojects in the course of the Services, including, but not limited to, any reports, analyses, letters, memoranda, documentation, and lists, information and materials regarding potential customers, prospects, alliance partners, and providers of financing and other services (the "Work Product"). In addition, healthprojects shall retain all intellectual property rights in all pre-existing reports, analyses, letter, and memoranda. documentation, know-how, techniques, lists, information and materials regarding potential customers, prospects, alliance partners, and providers of financing and other services, as well as all other materials, which have been previously developed or acquired, by healthprojects and that are used in connection with the Services. The parties will cooperate with each other and execute such other documents as may be appropriate to achieve the objective of this section.

      b) Upon receipt in full of payment under the applicable Attachment A, healthprojects hereby grants ASG a non-exclusive, perpetual, royalty-free license to use, copy or modify the Work Product for its own benefit or for the benefit of its customers. ASG agrees not to sell, distribute or otherwise disclose the Work Product to any third party, without healthprojects' prior written consent.

SECTION 3: WARRANTY

healthprojects warrants that its Services will be performed in accordance with applicable industry standards and the applicable Attachment A. THE PRECEDING WARRANTY IS HEALTHPROJECTS' SOLE AND EXCLUSIVE WARRANTY CONCERNING THE SERVICES AND ANY WORK PRODUCT, AND HEALTHPROJECTS DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED.

SECTION 4 - LIMITATION OF LIABILITY

4.1 Reliance on Information and Deliverables.

Pursuant to this Agreement, healthprojects may obtain and deliver to ASG information that has been obtained from a variety of sources, including but not limited to proprietary data services, government information, industry publications, ASG press releases, web sites, marketing materials and other generally available public sources. All information, statements, facts, analyses, interpretations and opinions contained in healthprojects' deliverables are provided "AS- IS," without representation or warranty by healthprojects, its affiliates, officers, employees, contractors or business partners as to accuracy, completeness, usefulness or otherwise. ASG agrees not to utilize information provided in order to support the sale of securities and acknowledges and agrees that healthprojects shall not be deemed to give investment advice or advocate the purchase or sale of any security or investment.

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                                 HEALTHPROJECTS
                                  [LETTERHEAD]

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                               HEALTHPROJECTS, LLC
                           AMERICA SERVICE GROUP, INC.
                               SERVICES AGREEMENT

4.2 Limitation of Liability

The limit of healthprojects' liability (whether in contract, tort, negligence, strict liability in tort, or by statute or otherwise) to ASG or to any third party concerning performance or non-performance by healthprojects, or in any manner related to this Agreement, for any and all claims shall not exceed in the aggregate the fees paid by ASG to healthprojects hereunder with respect to the work involved. ASG's exclusive remedy for any claim arising out of these arrangements shall be for healthprojects, upon receipt of written notice, to use its best efforts to cure the breach at its expense, and, failing that, the return of fees paid to healthprojects for the work related to the breach.

4.3 Indemnification

      a) healthprojects covenants and agrees to defend, indemnify and hold ASG harmless from and against any and all actions, claims, damages, expenses, costs, judgments, legal and other fees, filed or assessed against or incurred by ASG as a result of (i) any acts or omissions of healthprojects, including, without limitations, any injuries to or deaths to persons, or any damage to property or equipment, or
            (ii) the breach by healthprojects of any obligation to ASG as set forth in this Agreement.

      b) ASG covenants and agrees to defend, indemnify and hold healthprojects harmless from and against any and all actions, claims, damages, expenses, costs, judgments, legal and other fees, filed or assessed against or incurred by healthprojects or its employees as a result of (i) any acts or omissions of ASG or its employees, including, without limitations, any injuries to or deaths to persons, or any damage to property or equipment, or (ii) the breach by ASG of any obligation to healthprojects as set forth in this Agreement. To the extent any individual member of healthprojects is appointed as a director of ASG during the term of this Agreement, ASG shall indemnify such individual to the same extent ASG is required to indemnify its other directors. Furthermore, ASG shall provide such individual the same directors liability coverage as provided to other directors of ASG.

4.4 Consequential Damages

In no event shall either party be liable for consequential, incidental or punitive loss, damage or expenses (including but not limited to lost profits, savings, data, or the cost of recreating lost data), even if it has been advised of their possible existence. Any action by either party must be brought within two (2) years after the cause of action arose.

SECTION 5: MISCELLANEOUS

5.1 Actions: Expenses

In the event of any action at law or in equity to enforce the provisions of this Agreement, the unsuccessful party shall pay to the other all costs and expenses so incurred, including but not limited to attorneys' fees.

5.2 Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the State of Tennessee, without regard to its conflicts of law provisions.

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                                 HEALTHPROJECTS
                                  [LETTERHEAD]

                               HEALTHPROJECTS, LLC
                           AMERICA SERVICE GROUP, INC.
                               SERVICES AGREEMENT

5.3 Entire Agreement; Amendment; Waiver

This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement.

5.4 Force Majeure

Neither party shall be liable for any failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes beyond its reasonable control, including but not limited to, personnel unavailability or shortage that is beyond the reasonable control of a party, Acts of God or the public enemy, fires, floods, storms, riots, war or restraints of government.


5.5 Term

The term of this Agreement shall commence on the execution hereof and shall continue until terminated by either of the parties upon 30 days advance written notice to the other party.


healthprojects and ASG hereby accept and agree to the above terms and execute this Agreement as of the date first set forth above.


        healthprojects                         America Service Group, Inc.

        By: ___________________________        By: ____________________________

        Name: _________________________        Name: __________________________

        Title: ________________________        Title: _________________________

        Date: _________________________        Date: __________________________


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                                 HEALTHPROJECTS
                                  [LETTERHEAD]

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                               HEALTHPROJECTS, LLC
                           AMERICA SERVICE GROUP, INC.
                               SERVICES AGREEMENT


                              ATTACHMENT A (Cont.)

A.2 Payment

      Services performed by healthprojects shall be reimbursed based on the following hourly rates:

      Richard D. Wright           $200/hr.
      Eric W. Thrailkill          $150/hr.
      Christopher D. Wright       $150/hr.